UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 2, 2008

Jingwei International Limited
(Exact name of registrant as specified in charter)

Nevada
(State or other jurisdiction of incorporation)

333-122557	20-1970137
(Commission File Number)	(IRS Employer Identification No.)

Room 1605, Tianan Hi-Tech Plaza Tower A, Tianan Cyber Park,
Futian District,
                                              Shenzhen, PRC 518040
(Address of principal executive offices and zip code)

                                                                        +86 1085251198
(Registrant’s telephone number including area code)

(Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On June 2, 2008, the Board of Directors of Jingwei International Limited (the “Company”) ratified the appointment of Mr. John Bi to serve as the Chief Financial Officer of the Company effective May 19, 2008.

Mr. Bi, age 37, served as Director of Finance and Controller for Timken (China) Investment Co. Ltd., a subsidiary of Timken Co. (NYSE:TKR) from June 2006 to December 2006, where he oversaw accounting, finance and IT operations and developed its budgeting process. Prior to Timken, he was Group Corporate Financial Controller for DIC (China) Co. Ltd., a subsidiary of DIC Corporation (Dainippon Ink and Chemicals, Incorporated) listed in Tokyo Stock Exchange ticker 4631, from November 2004 to May 2006, where he directed finance and accounting operations, KPI embedded performance review, budgeting and forecasting, transfer pricing, and working capital management. From February 2002 to October 2004, he worked with Datec Professional Services LLC as Financial Controller. In this role, he headed the firm’s financial planning and led a team in Beijing to develop its China operations by establishing offshore engineering capacity. Mr. Bi holds an MBA degree in MIS from the Sprott School of Business at Carleton University in Ottawa and holds a Bachelor of Economics in Financial Accounting from Renming University in China.

The Company and Mr. Bi executed a letter agreement dated May 12, 2008 (the “Employment Letter”) setting forth certain terms of his employment, such letter is attached as Exhibit 10.1 hereto. In accordance with the Employment Letter, Mr. Bi will receive a base salary of 660,000 RMB per annum and up to 200,000 options for shares of common stock of the Company over a 3 year period, consisting of 50,000 options granted on the date of the Employment Letter at an exercise price of $4.90 per share, an additional 50,000 options to be granted upon the first and second anniversary thereof, and a bonus of 16,667 options to be granted at the end of each of the three years based on Mr. Bi’s performance.

Mr. Bi has no family relationships with any of the executive officers or directors of the Company. There have been no transactions in the past two years to which the Company or any of its subsidiaries was or is to be a party, in which Mr. Bi had, or will have, a direct or indirect material interest.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

10.1	Letter Agreement between the Company and Mr. John Bi dated May 12, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JINGWEI INTERNATIONAL LTD.

By:	/s/ Regis Kwong
Name:	Regis Kwong
Title:	Chief Executive Officer

Dated: June 2, 2008